ServiceNow Reports Second Quarter 2024 Financial Results

•ServiceNow exceeds guidance across all Q2 2024 topline growth and profitability metrics; raises 2024 subscription revenues and operating margin guidance
•Subscription revenues of $2,542 million in Q2 2024, representing 23% year-over-year growth, 23% in constant currency
•Total revenues of $2,627 million in Q2 2024, representing 22% year-over-year growth, 22.5% in constant currency
•Current remaining performance obligations of $8.78 billion as of Q2 2024, representing 22% year-over-year growth, 22.5% in constant currency
•Remaining performance obligations of $18.6 billion as of Q2 2024, representing 31% year-over-year growth, 31.5% in constant currency
•88 transactions over $1 million in net new ACV in Q2 2024, up 26% year-over-year
•Board of Directors shares update on leadership transition; CJ Desai, President and Chief Operating Officer, departs company; Chris Bedi announced as interim Chief Product Officer

SANTA CLARA, Calif. - July 24, 2024 - ServiceNow (NYSE: NOW), the AI platform for business transformation, today announced financial results for its second quarter ended June 30, 2024, with subscription revenues of $2,542 million in Q2 2024, representing 23% year-over-year growth and 23% in constant currency.

“ServiceNow’s elite-level execution is reflected in our continued outperformance across all topline growth and profitability metrics,” said ServiceNow Chairman and CEO Bill McDermott. “Our relevance as the AI platform for business transformation remains stronger than ever as CEOs are looking for new vectors of growth, simplification, and digitization. ServiceNow intends to reinvent every workflow, in every company, in every industry with GenAI at the core.”

As of June 30, 2024, current remaining performance obligations (“cRPO”), contract revenue that will be recognized as revenue in the next 12 months, was $8.78 billion, representing 22% year-over-year growth and 22.5% in constant currency. The company now has 1,988 total customers with more than $1 million in annual contract value (“ACV”), representing 15% year-over-year growth in customers.

“Q2 was another fantastic quarter with NNACV and GenAI contributions exceeding expectations,” said ServiceNow CFO Gina Mastantuono. “Our Knowledge event in May centered on 'Putting AI to Work for People' and received an incredible response from customers, generating more than $1 billion in pipeline. This robust pipeline, combined with our outperformance in the first half, gives us the visibility to raise our 2024 subscription revenue guidance and reinforces our confidence in achieving $15+ billion in 2026."

Recent Business Highlights

Innovation
•Generative AI is a generational secular tailwind. NNACV for Now Assist, ServiceNow’s GenAI experience, doubled quarter over quarter and significantly overachieved expectations, including 11 deals greater than $1 million in Q2.
•ServiceNow’s Knowledge event in May brought together over 20,000 customers and partners, and newly created pipeline after only 60 days was up over 50% year-over-year. During the event, ServiceNow introduced innovations designed to power AI-driven transformation for enterprises, including a new bring your own (BYO) GenAI model – which offers greater flexibility and choice to customers – and new cross-platform GenAI capabilities such as Now Assist for Strategic Portfolio Management, Now Assist for Government Community Cloud (GCC), Creator Studio, Manufacturing Commercial Operations, and Talent Development.
•Today ServiceNow launched its RaptorDB Lighthouse program, building on the powerful, new RaptorDB database offering announced in May, to help customers quickly ingest and analyze data at massive scale as they pursue new AI use cases. To further enhance the company’s GenAI-powered search and knowledge management capabilities, ServiceNow also today announced that it acquired Raytion, a Germany-based industry leader in information retrieval technology.

Partnerships
•Also at its Knowledge conference, ServiceNow expanded on its strategic AI partnerships. ServiceNow and Microsoft announced a Now Assist and Copilot integration for a seamless enterprise experience; ServiceNow and IBM introduced a Now Platform and IBM watsonx integration to help customers accelerate workflow productivity; and ServiceNow and Nvidia showcased together onstage the potential of AI avatars for employee and customer service. Additional technology partnerships announced include Genesys, Fujitsu, Equinix, and Infosys.

•Today ServiceNow and Boomi announced a strategic commitment to elevate customer experiences through AI-powered self-service, leveraging ServiceNow solutions. ServiceNow will also bring Boomi’s APIM solution to its customers to help deepen ServiceNow’s suite of intelligent automation solutions.

Global and Industry Expansion
•ServiceNow continues to invest in its global customer base and future growth, announcing plans for a UAE Cloud, hosted on Microsoft Azure, with targeted delivery in the first half of 2025, and a strategic investment in inMorphis, a global IT company and leading pure-play ServiceNow partner, to extend ServiceNow’s presence in India and the ASEAN region.
•ServiceNow furthered its industry leadership, making its first telecommunications-focused Ecosystem Ventures investment in leading industry services partner Prodapt to accelerate business transformation with AI-enabled solutions, go-to-market capabilities, and Now Platform skills expansion. Also in the space, ServiceNow and BT Group announced a multi-year agreement to transform the customer experience at BT Group, and recently, ServiceNow and Bell Canada announced an industry-first collaboration to expand Bell’s use of the Now Platform in its digital transformation to meet the growing demand for tech services and digital media.

Recognition
•As a testament to ServiceNow’s market outperformance, ServiceNow earned a spot on the Fortune 500 list1 for the second year in a row. The company was also named to the Kantar BrandZ Top 100 Most Valuable Global Brands list for 2024; Great Place to Work Best Workplaces in Technology GCC, Australia, and Ireland; Glassdoor’s Best-Led Companies 2024; and LinkedIn Top Companies in Australia, Ireland, and the Netherlands.
•ServiceNow announced during the quarter that it was named a Leader in The Forrester Wave™: Strategic Portfolio Management Tools, Q2 2024, and also that it was named a Leader in The Forrester Wave™: P&C Claims Management Systems, Q2 2024. Additionally, ServiceNow announced that it was named a Leader in the IDC MarketScape: Worldwide Multicloud and Hybrid Cloud Management with Automation, 2024 Vendor Assessment.

(1)    ©2024 Fortune Media IP Limited All rights reserved. Used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, ServiceNow.

Leadership Update

As previously referenced in the Company’s Form 10-Q for the quarter ended March 31, 2024, the Company received an internal complaint that raised a potential concern related to one of its employees.

The Company initiated an internal investigation, with assistance of outside legal counsel, into the validity of these claims. The Company also promptly informed and is continuing to cooperate with government entities.

As a result of the investigation, the Company’s Board of Directors determined Company policy was violated regarding the hiring of the former Chief Information Officer of the U.S. Army. As such, the hired individual, who led the company’s public sector thought leadership and business development efforts since March 2023, departed the company. In addition, the Company and CJ Desai, President and Chief Operating Officer, came to a mutual agreement that Desai would resign from all positions with the Company effective immediately. The company believes this was an isolated incident.

The Company has appointed ServiceNow veteran Chris Bedi, as interim Chief Product Officer, effective immediately. Bedi has been at ServiceNow for nearly a decade with roles including Chief Digital Information Officer and Chief Customer Officer.

Second Quarter 2024 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the second quarter 2024:

	Second Quarter 2024 GAAP Results		Second Quarter 2024 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$2,542	23%	$2,552	23%
Professional services and other revenues	$85	13%	$85	13.5%
Total revenues	$2,627	22%	$2,637	22.5%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$8.78	22%	$8.84	22.5%
RPO	$18.6	31%	$18.7	31.5%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$2,073	82%	$2,156	85%
Professional services and other gross profit	$2	2%	$14	16%
Total gross profit	$2,075	79%	$2,170	83%
Income from operations	$240	9%	$720	27%
Net cash provided by operating activities	$620	24%
Free cash flow			$359	14%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$262	$1.27 / $1.26	$651	$3.16 / $3.13

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues and total revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts. Professional services and other revenues, cRPO, and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Financial Outlook

Our guidance includes GAAP and non-GAAP financial measures. The non-GAAP growth rates for subscription revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts, and cRPO are adjusted only for constant currency to provide better visibility into the underlying business trends. Since March 31, 2024, ServiceNow has seen a strengthening of the U.S. dollar resulting in an incremental foreign exchange (“FX”) headwind of $20 million to 2024 subscription revenues when compared to our previous guidance provided on April 24, 2024.

The following table summarizes our guidance for the third quarter 2024:

	Third Quarter 2024 GAAP Guidance		Third Quarter 2024 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$2,660 - $2,665	20% - 20.5%	20.5%

cRPO		22.5%	22%

			Margin (%)(2)
Income from operations			29.5%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		209

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)Guidance for GAAP subscription revenues and GAAP subscription revenues and cRPO growth rates are based on the 30-day average of foreign exchange rates for June 2024 for entities reporting in currencies other than U.S. Dollars.

The following table summarizes our guidance for the full-year 2024:

	Full-Year 2024 GAAP Guidance		Full-Year 2024 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$10,575 - $10,585	22%	22%

			Margin (%)(2)
Subscription gross profit			84.5%
Income from operations			29.5%
Free cash flow			31%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		208

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)GAAP subscription revenues and related growth rate for the future quarter included in our full-year 2024 guidance are based on the 30-day average of foreign exchange rates for June 2024 for entities reporting in currencies other than U.S. Dollars.

Note: Numbers are rounded for presentation purposes and may not foot.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Time (“PT”) (21:00 GMT) on July 24, 2024. Interested parties may listen to the call by dialing (888) 330‑2455 (Passcode: 8135305), or if outside North America, by dialing (240) 789‑2717 (Passcode: 8135305). Individuals may access the live teleconference from this webcast.

https://events.q4inc.com/attendee/627663058

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 770‑2030 (Passcode: 8135305), or if outside North America, by dialing (609) 800‑9909 (Passcode: 8135305).

Investor Presentation Details

An investor presentation providing additional information, including forward-looking guidance, and analysis can be found at https://investors.servicenow.com.

Upcoming Investor Conferences

ServiceNow today announced that it will attend and have executives present at three upcoming investor conferences.

These include:
•ServiceNow Chief Financial Officer Gina Mastantuono will participate in a fireside chat at the Deutsche Bank 2024 Technology Conference on Thursday, August 29, 2024.
•ServiceNow Chief Financial Officer Gina Mastantuono will participate in a fireside chat at the Citi 2024 Global TMT Conference on Thursday, September 5, 2024.
•ServiceNow Chairman and Chief Executive Officer Bill McDermott will participate in a keynote presentation at the Goldman Sachs Communacopia and Technology Conference on Wednesday, September 11, 2024.

The live webcast will be accessible on the investor relations section of the ServiceNow website at https://investors.servicenow.com and archived on the ServiceNow site for a period of 30 days.

Statement Regarding Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Revenues. We adjust revenues and related growth rates for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts that are reported in the current and comparative period. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates in effect during the comparison period (for Q2 2023, the average exchange rates in effect for our major currencies were 1 USD to 0.92 Euros and 1 USD to 0.80 British Pound Sterling (“GBP”)), rather than the actual average exchange rates in effect during the current period (for Q2 2024, the average exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.79 GBP). Guidance for related growth rates is derived by applying the average exchange rates in effect during the comparison period, rather than the exchange rates for the guidance period, adjusted for any foreign currency hedging effects. We believe the presentation of revenues and related growth rates adjusted for constant currency facilitates the comparison of revenues year-over-year.

•Remaining performance obligations and current remaining performance obligations. We adjust cRPO and remaining performance obligations (“RPO”) and related growth rates for constant currency to provide a framework for assessing how our business performed. To present this information, current period results for entities reporting in currencies other than USD are converted into USD at the exchange rates in effect at the end of the comparison period (for Q2 2023, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.92 Euros and 1 USD to 0.79 GBP), rather than the actual end of the period exchange rates in effect during the current period (for Q2 2024, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.79 GBP). Guidance for the related growth rate is derived by applying the end of period exchange rates in effect during the comparison period rather than the exchange rates in effect during the guidance period. We believe the presentation of cRPO and RPO and related growth rates adjusted for constant currency facilitates the comparison of cRPO and RPO year-over-year, respectively.

•Gross profit, Income from operations, Net income and Net income per share - diluted. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of debt discount and issuance costs related to our convertible senior notes, loss on early note conversions, amortization of purchased intangibles, legal settlements, business combination and other related costs, income tax effects and adjustments, and the income tax benefit from the release of a valuation allowance on deferred tax assets. The non-GAAP weighted-average shares used to compute our non-GAAP net income per share - diluted excludes the dilutive effect of the in-the-money portion of convertible senior notes as they are covered by our note hedges, and includes the dilutive effect of time-based stock awards, the dilutive effect of warrants and the potentially dilutive effect of our stock awards with performance conditions not yet satisfied at forecasted attainment levels to the extent we believe it is probable that the performance condition will be met. We believe these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash outflows for legal settlements, repayments of convertible senior notes attributable to debt discount and business combination and other related costs including compensation expense, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results for gross profit, income from operations, net income, net income per share, and free cash flow.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include, among others, experiencing an actual or perceived cyber-security event or weakness; our ability to comply with evolving privacy laws, data transfer restrictions, and other foreign and domestic standards related to data and the Internet; errors, interruptions, delays or security breaches in or of our service or data centers; our ability to maintain and attract key employees and manage workplace culture; alleged violations of laws and regulations, including those relating to anti-bribery and anti-corruption and those relating to public sector contracting requirements; our ability to compete successfully against existing and new competitors; our ability to predict, prepare for and respond promptly to rapidly evolving technological, market and customer developments; our ability to grow our business, including converting remaining performance obligations into revenue, adding and retaining customers, selling additional subscriptions to existing customers, selling to larger enterprises, government and regulated organizations with complex sales cycles and certification processes, and entering new geographies and markets; our ability to develop and gain customer demand for and acceptance of existing, new and improved products and services; our ability to expand and maintain our partnerships and partner programs, including expected market opportunity from such relationships; global economic conditions; fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; our ability to consummate and realize the benefits of any strategic transactions or acquisitions; the impact of armed conflicts and bank failures on macroeconomic conditions; inflation; and fluctuations and volatility in our stock price.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2023, and in other filings we make with the Securities and Exchange Commission from time to time.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow (NYSE: NOW) is putting AI to work for people. We move with the pace of innovation to help customers transform organizations across every industry while upholding a trustworthy, human centered approach to deploying our products and services at scale. Our AI platform for business transformation connects people, processes, data, and devices to increase productivity and maximize business outcomes. For more information, visit: www.servicenow.com.

© 2024 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Media Contact:
Johnna Hoff
(408) 250-8644
press@servicenow.com

Investor Contact:
Darren Yip
(925) 388-7205
ir@servicenow.com

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues:
Subscription	$2,542	$2,075	$5,065	$4,099
Professional services and other	85	75	165	147
Total revenues	2,627	2,150	5,230	4,246
Cost of revenues (1):
Subscription	469	389	910	743
Professional services and other	83	82	162	166
Total cost of revenues	552	471	1,072	909
Gross profit	2,075	1,679	4,158	3,337
Operating expenses (1):
Sales and marketing	960	832	1,883	1,655
Research and development	643	521	1,249	1,013
General and administrative	232	209	454	408
Total operating expenses	1,835	1,562	3,586	3,076
Income from operations	240	117	572	261
Interest income	104	74	205	134
Other expense, net	(10)	(17)	(18)	(33)
Income before income taxes	334	174	759	362
Provision for (benefit from) income taxes	72	(870)	150	(832)
Net income	$262	$1,044	$609	$1,194
Net income per share - basic	$1.27	$5.12	$2.97	$5.86
Net income per share - diluted	$1.26	$5.08	$2.93	$5.83
Weighted-average shares used to compute net income per share - basic	206	204	205	204
Weighted-average shares used to compute net income per share - diluted	208	205	208	205

(1)Includes stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Cost of revenues:
Subscription	$62	$50	$120	$96
Professional services and other	12	15	24	29
Operating expenses:
Sales and marketing	141	120	275	246
Research and development	170	145	329	280
General and administrative	59	67	118	127

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,159	$1,897
Short-term investments	3,254	2,980
Accounts receivable, net	1,518	2,036
Current portion of deferred commissions	482	461
Prepaid expenses and other current assets	608	403
Total current assets	8,021	7,777
Deferred commissions, less current portion	928	919
Long-term investments	3,472	3,203
Property and equipment, net	1,606	1,358
Operating lease right-of-use assets	675	715
Intangible assets, net	220	224
Goodwill	1,239	1,231
Deferred tax assets	1,447	1,508
Other assets	599	452
Total assets	$18,207	$17,387
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$296	$126
Accrued expenses and other current liabilities	1,163	1,365
Current portion of deferred revenue	5,615	5,785
Current portion of operating lease liabilities	98	89
Total current liabilities	7,172	7,365
Deferred revenue, less current portion	85	81
Operating lease liabilities, less current portion	669	707
Long-term debt, net	1,488	1,488
Other long-term liabilities	127	118
Stockholders’ equity	8,666	7,628
Total liabilities and stockholders’ equity	$18,207	$17,387

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net income	$262	$1,044	$609	$1,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136	136	266	262
Amortization of deferred commissions	132	112	263	218
Stock-based compensation	444	397	866	778
Deferred income taxes	24	(911)	52	(904)
Other	(7)	(3)	(25)	(2)
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	(216)	16	499	635
Deferred commissions	(141)	(121)	(306)	(280)
Prepaid expenses and other assets	(146)	(72)	(252)	(136)
Accounts payable	65	(44)	172	(90)
Deferred revenue	(82)	(129)	(92)	(89)
Accrued expenses and other liabilities	149	155	(91)	(104)
Net cash provided by operating activities	620	580	1,961	1,482
Cash flows from investing activities:
Purchases of property and equipment	(262)	(132)	(397)	(297)
Business combinations, net of cash acquired(1)	(31)	—	(41)	—
Purchases of other intangibles	(9)	—	(30)	—
Purchases of investments	(1,055)	(1,599)	(2,660)	(2,821)
Purchases of non-marketable investments	(46)	(16)	(88)	(46)
Sales and maturities of investments	1,040	1,073	2,113	1,953
Other	(8)	—	(2)	13
Net cash used in investing activities	(371)	(674)	(1,105)	(1,198)
Cash flows from financing activities:
Proceeds from employee stock plans	—	—	131	117
Repurchases of common stock	—	—	(175)	—
Taxes paid related to net share settlement of equity awards	(137)	(94)	(352)	(206)
Business combination (1)	—	—	(184)	—
Net cash used in financing activities	(137)	(94)	(580)	(89)
Foreign currency effect on cash, cash equivalents and restricted cash	(9)	(1)	(13)	—
Net change in cash, cash equivalents and restricted cash	103	(189)	263	195
Cash, cash equivalents and restricted cash at beginning of period	2,064	1,859	1,904	1,475
Cash, cash equivalents and restricted cash at end of period	$2,167	$1,670	$2,167	$1,670

(1) The six-months period ended June 30, 2024 reflects a reclassification of $184 million from investing activities to financing activities related to the second installment payment made in the acquisition of G2K Group GmbH during the three months ended March 31, 2024.

ServiceNow, Inc.
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Gross profit:
GAAP subscription gross profit	$2,073	$1,686	$4,155	$3,356
Stock-based compensation	62	50	120	96
Amortization of purchased intangibles	21	19	42	37
Non-GAAP subscription gross profit	$2,156	$1,755	$4,317	$3,489

GAAP professional services and other gross profit (loss)	$2	$(7)	$3	$(19)
Stock-based compensation	12	15	24	29
Non-GAAP professional services and other gross profit	$14	$8	$27	$10

GAAP gross profit	$2,075	$1,679	$4,158	$3,337
Stock-based compensation	74	65	144	125
Amortization of purchased intangibles	21	19	42	37
Non-GAAP gross profit	$2,170	$1,763	$4,344	$3,499

Gross margin:
GAAP subscription gross margin	82%	81%	82%	82%
Stock-based compensation as % of subscription revenues	2%	2%	2%	2%
Amortization of purchased intangibles as % of subscription revenues	1%	1%	1%	1%
Non-GAAP subscription gross margin	85%	85%	85%	85%

GAAP professional services and other gross margin	2%	(9%)	2%	(13%)
Stock-based compensation as % of professional services and other revenues	14%	20%	15%	20%
Non-GAAP professional services and other gross margin	16%	11%	16%	7%

GAAP gross margin	79%	78%	80%	79%
Stock-based compensation as % of total revenues	3%	3%	3%	3%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Non-GAAP gross margin	83%	82%	83%	82%

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Income from operations:
GAAP income from operations	$240	$117	$572	$261
Stock-based compensation	444	397	866	778
Amortization of purchased intangibles	24	22	48	42
Business combination and other related costs	12	8	25	15
Non-GAAP income from operations	$720	$544	$1,511	$1,096

Operating margin:
GAAP operating margin	9%	5%	11%	6%
Stock-based compensation as % of total revenues	17%	18%	17%	18%
Amortization of purchased intangibles as % of total revenues	1%	1%	1%	1%
Business combination and other related costs as % of total revenues	—%	—%	—%	—%
Non-GAAP operating margin	27%	25%	29%	26%

Net income:
GAAP net income	$262	$1,044	$609	$1,194
Stock-based compensation	444	397	866	778
Amortization of purchased intangibles	24	22	48	42
Business combination and other related costs	12	8	25	15
Income tax effects and adjustments(1)	(91)	(75)	(190)	(150)
Discrete income tax benefit from the release of a valuation allowance on deferred tax assets(2)	—	(910)	—	(910)
Non-GAAP net income	$651	$486	$1,358	$969

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.27	$5.12	$2.97	$5.86
GAAP net income per share - diluted	$1.26	$5.08	$2.93	$5.83
Non-GAAP net income per share - basic	$3.16	$2.38	$6.61	$4.76
Non-GAAP net income per share - diluted	$3.13	$2.37	$6.54	$4.73

Weighted-average shares used to compute net income per share - basic	206	204	205	204

Weighted-average shares used to compute net income per share - diluted	208	205	208	205

Free cash flow:
GAAP net cash provided by operating activities	$620	$580	$1,961	$1,482
Purchases of property and equipment	(262)	(132)	(397)	(297)
Business combination and other related costs	1	3	20	3
Non-GAAP free cash flow	$359	$451	$1,584	$1,188

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	24%	27%	38%	35%
Purchases of property and equipment as % of total revenues	(10%)	(6%)	(8%)	(7%)
Business combination and other related costs as % of total revenues	—%	—%	—%	—%
Non-GAAP free cash flow margin	14%	21%	30%	28%

(1)We use a non-GAAP effective tax rate for evaluating our operating results to provide consistency across reporting periods. Based on our long-term projections, we are using a non-GAAP tax rate of 20% and 19% for the three and six months ended June 30, 2024 and 2023, respectively. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

(2)GAAP net income for the three and six months ended June 30, 2023 was impacted by a $910 million release of a valuation allowance on our deferred tax assets as a discrete tax benefit and $55 million as part of the effective tax rate.
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Note: Numbers are rounded for presentation purposes and may not foot.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

Three Months Ending
September 30, 2024

GAAP operating margin	12%

Stock-based compensation expense as % of total revenues	16%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	29.5%

Twelve Months Ending
December 31, 2024

GAAP subscription gross margin	81.5%

Stock-based compensation expense as % of subscription revenues	2%

Amortization of purchased intangibles as % of subscription revenues	1%

Non-GAAP subscription margin	84.5%

GAAP operating margin	12%

Stock-based compensation expense as % of total revenues	16%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	29.5%

GAAP net cash provided by operating activities as % of total revenues	39%

Purchases of property and equipment as % of total revenues	(8%)

Business combination and other related costs as % of total revenues	—%

Non-GAAP free cash flow margin	31%

Note: Numbers are rounded for presentation purposes and may not foot.